Exhibit 23.1

                       CONSENT OF MOORE STEPHENS, P.C.

        CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Dialysis Corporation of America on Form S-8 of our report dated February 12, 2004, except for Note 15, for which the date is March 7, 2004, relating to the consolidated financial statements and the financial statement schedule in Item 15, as of and for the year ended December 31, 2003, appearing in the Annual Report on Form 10-K of Dialysis Corporation of America for the year ended December 31, 2003.

                                  /s/ MOORE STEPHENS, P.C.
                                  -----------------------------------
                                  MOORE STEPHENS, P.C.

January 31, 2005
Cranford, New Jersey